EXHIBIT 32.1 (a)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C.SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the Annual Report of Capco Energy, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ilyas Chaudhary, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

/s/ Ilyas Chaudhary

Ilyas Chaudhary
Chief Executive Officer

August 11, 2006